EFFECTIVE DECEMBER 18, 2003, THE
PAR VALUE HAS CHANGED FROM
HK$0.10 TO HK$1.00

EXhibit A to Deposit Agreement

No. 33-81060 ____
[Sponsored-Exempt]
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents 30 deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF HK$O.10 EACH OF

JINHUI HOLDINGS COMPANY
LIMITED
(INCORPORATED UNDER THE LAWS
OF HONG KONG)

The Bank of New York as
depositary (hereinafter called the
"Depositary"), hereby certifies that
__________________________
____________________________________
_____________, or registered assigns IS
THE OWNER OF
________________________________



AMERICAN DEPOSITARY SHARES
representing deposited ordinary Shares, par value $HK.10 (herein called "Shares") of JINHUI HOLDINGS COMPANY
LIMITED, incorporated under the laws of
the Hong Kong (herein called the
"Company"). At the date hereof, each
American Depositary Share represents 30
Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Hong Kong
Office of The Hongkong and Shanghai
Banking Corporation Limited (herein called the "Custodian"). The Depositary's
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at 48 Wall Street, New York, N.Y.
10286.


THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286